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                                                                   EXHIBIT 99(b)

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P R O X Y

                      SOUTHWESTERN PUBLIC SERVICE COMPANY
                      TYLER AT SIXTH AMARILLO, TEXAS 79101

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all proxies heretofore given, hereby appoints Bill D. Helton, David M. Wilks, and Robert D. Dickerson, and each of them, as proxies of the undersigned, with full power of substitution, to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of Southwestern Public Service Company to be held at 11:00 a.m., local time, on January 31, 1996, and at any adjournment or adjournments thereof as specified herein.

     (If your address has changed, please provide new address and mark the "Change of Address" box on the reverse side of this card.)

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YOU MAY SPECIFY YOUR CHOICES BY MARKING A BOX ON THE REVERSE SIDE, BUT IF YOU
DO NOT SPECIFY A CHOICE, THE PROXIES WILL VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD.

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                                                                SEE REVERSE
                                                                   SIDE
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      CONFIDENTIAL, FOR USE OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

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[X]  PLEASE MARK YOUR       SHARES IN YOUR NAME      REINVESTMENT SHARES
     VOTES AS IN THIS                                                   |
     EXAMPLE.                                                           |
                                                                        |___



  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE MATTERS LISTED:

Election of Directors

       FOR       WITHHELD
       [_]         [_]

Election of the following nominees as CLASS III DIRECTORS:
Danny H. Conklin, Bill D. Helton, R. R. Hemminghaus, and Don Maddox.

For, except vote withheld from the following nominee(s):
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Approval of Agreement and Plan of Reorganization.

                                                   FOR     AGAINST     ABSTAIN
                                                   [_]       [_]         [_]

Approval of Amendment of Restated Articles.

                                                   [_]       [_]         [_]

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

[_]  Change
     of
     Address


   SIGNATURE(S) ____________________________ DATE _____________

   SIGNATURE(S) ____________________________ DATE _____________
   NOTE: Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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